Exhibit 99.1
TMTG Reports First Quarter 2024 Results

~ Completed the Business Combination with Digital World Acquisition Corp., Successfully Debuted as Public Company, and Now Has Over 621,000 Retail Shareholders. ~

~ Commenced Trading on Nasdaq, Under Symbol DJT on March 26, 2024 ~

~ Company Has Sufficient Working Capital as a Result of a Going Public Event ~

~ Signs first contracts for deployment of its TV streaming platform ~

SARASOTA, Fla., May 20, 2024 – Trump Media and Technology Group Corp. (Nasdaq: DJT) (“TMTG” or the “Company”), operator of the social media platform Truth Social, is announcing financial results for the fiscal quarter ending on March 31, 2024, and will also file its 10-Q with the Securities and Exchange Commission (the “SEC”) today.  TMTG’s quarterly report and financials were reviewed by Semple, Marchal & Cooper, LLP, which the Company appointed as its independent registered public accounting firm, effective May 4, 2024, after a detailed evaluation process.

As of March 31, 2024, TMTG’s balance of cash and cash equivalents was $273.7 million. This comprises $233.7 million in unrestricted cash accounts and $40.0 million held in restricted accounts pending the effectiveness of TMTG’s registration statement on form S-1, which was filed with the SEC on April 15, 2024.

TMTG CEO Devin Nunes said, “After an unprecedented, years-long process, we have consummated our merger and dispensed with the vast bulk of merger-related expenses, leaving the Company well-capitalized and supported by a legion of retail shareholders who believe in our mission to provide a free-speech beachhead against Big Tech censorship. Having started from scratch not long ago, TMTG debuted Truth Social on the web, iOS, and Android in 2022, and is now a publicly traded company operating an international social media platform. TMTG is well-positioned at this early stage to grow quickly and fulfill our mission. Our positive working capital allows us to explore and pursue a wide array of initiatives and innovations to build out the Truth Social platform including potential mergers and acquisitions activities. We are particularly excited to move forward with live TV streaming by developing our own content delivery network, which we believe will be a major enhancement of the platform.”

The Company had a first-quarter operating loss of $12.1 million based on non-GAAP Adjusted EBITDA calculations. Approximately half of that amount, $6.3 million, consisted of one-time payments related to the closing of TMTG’s merger with Digital World Acquisition Corp. (“DWAC”).  TMTG believes it has sufficient working capital to fund operations for the foreseeable future.

In the first quarter, the Company recorded $311.0 million in non-cash expenses arising from the conversion of promissory notes, and the associated elimination of prior liabilities, immediately before the closing of TMTG’s merger with DWAC on March 25, 2024. These non-cash expenses resulted in a GAAP loss of $327.6 million for the first quarter. A table further illustrating these results is included in the section below titled “Reconciliation of Non-GAAP Financial Measures.”`

At this early stage in the Company’s development, TMTG remains focused on long-term product development, rather than quarterly revenue. By adding features to Truth Social, launching live TV streaming, and building out its ecosystem, the Company aims to first develop a slate of best-in-class products that can then be leveraged to increase revenue and drive long-term value. TMTG earned $770,500 in revenue in the first quarter, largely from the Company’s nascent advertising initiative, which will continue to evolve as TMTG implements its vision.

Streaming Update

•
On April 16, 2024, the Company announced that after six months of testing on its Web and iOS platforms, it has finished the research and development phase of its new live TV streaming platform and will begin scaling up its own content delivery network ("CDN"). This roll out of streaming content will occur in three phases:

o	Phase 1: Introduce Truth Social's CDN for streaming live TV to the Truth Social app for Android, iOS, and Web.
o	Phase 2: Release stand-alone Truth Social over-the-top ("OTT") streaming apps for phones, tablets, and other devices.
o	Phase 3: Release Truth Social streaming apps for home TV.
•
In recent weeks, as part of its TV streaming initiative, TMTG signed contracts with its first data center partner to host its own TV content distribution network. The Company also signed contracts with a core hardware vendor to obtain equipment for the project.

Shareholders

Based on data provided to TMTG, as of April 29, 2024, the Company’s stock was held by over 621,000 shareholders, the vast majority of whom are retail investors.

Reconciliation of Non-GAAP Financial Measures

As noted above, the following table reconciles each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Three Months Ended
	March 31,
	2024	2023
	(in thousands)
Adjusted EBITDA:
Net income	$(327,599.7)	$(210.3)
Depreciation	5.6	16.5
Stock based compensation expense[1]	84,588.0	-
Interest expense, net	2,788.8	2,024.3
Merger related expenses	1,640.2	202.1
Change in fair value of derivative liabilities[2]	225,916.0	(5,659.9)
Loss on extinguishment of debt	542.3	-
Adjusted EBITDA[3]	$(12,118.8)[4]	$(3,627.3)

About TMTG

The mission of TMTG is to end Big Tech’s assault on free speech by opening up the Internet and giving people their voices back.  TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations.

Investor Relations Contact

Shannon Devine (MZ Group | Managing Director - MZ North America)
Email: shannon.devine@mzgroup.us

Media Contact
press@tmtgcorp.com

Cautionary Statement About Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of TMTG. We have based these forward-looking statements on our current expectations and projections about future events, including the future plans and potential success of the streaming services under the CDN. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control.

You should not place undue reliance on forward-looking statements. Although we may elect to update forward-looking statements in the future, we disclaim any obligation to do so, even if our assumptions and projections change, except where applicable law may otherwise require us to do so. Forward-looking statements are not guarantees of performance. Readers should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements herein. Important factors that may affect these projections or expectations include, but are not limited to: statements about the ability of TMTG to realize the benefits from the business combination; the ability of TMTG to maintain the listing of TMTG common stock on Nasdaq; ability to realize the benefit of the streaming services, its cost effectiveness, performance, stability, and future financial performance following the business combination; the impact of the outcome of any known or unknown litigation or other legal proceedings; the ability of TMTG to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; expectations regarding future expenditures of TMTG; the future revenue and effect on gross margins of TMTG; the attraction and retention of qualified directors, officers, employees, and key personnel of TMTG; the ability of TMTG to compete effectively in a competitive industry; the impact of the ongoing legal proceedings in which President Donald J. Trump is involved on TMTG’s corporate reputation and brand; expectations concerning the relationships and actions of TMTG and its affiliates with third parties; the short- and long-term effects of the consummation of the business combination on TMTG’s business relationships, operating results, and business generally; the impact of future regulatory, judicial, and legislative changes in TMTG’s industry; the ability to locate and acquire complementary products or product candidates and integrate those into TMTG’s business; Truth Social, TMTG’s initial product, and its ability to generate users and advertisers; future arrangements with, or investments in, other entities or associations; competition and competitive pressures from other companies in the industries in which TMTG operates; and changes in domestic and global general economic and macro-economic conditions. For a discussion of these important factors and other risks, please read the information set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other documents filed with the U.S. Securities and Exchange Commission, which describe additional factors that could adversely affect our business, financial condition, or results of operations. The Company’s SEC filings are available publicly on the SEC website at www.sec.gov. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements.

1 Non-cash expense related to pre-merger TMTG Executive Promissory Notes and vendor convertible notes that were marked to market upon consummation of the merger with DWAC.

2 Non-cash expense related to pre-merger TMTG Convertible Notes that were marked to market upon consummation of the merger with DWAC.

3 In addition to our financial results prepared in accordance with U.S. GAAP, we believe the Adjusted EBITDA, a non-GAAP financial measure, is useful in evaluating our operational performance.  We believe that this non-GAAP financial measure is useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our financial performance. The non-GAAP financial measure included in this press release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, similarly titled measures may be calculated differently by other companies and may not be comparable. A reconciliation between our non-GAAP financial measure and its nearest GAAP equivalent is included in this press release. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Adjusted EBITDA is a supplemental measure of our operating performance used by management and investors to evaluate our business. We calculate Adjusted EBITDA as net income excluding depreciation, interest expense (net), provision or benefit for income taxes, stock based compensation expense, merger related costs, recognized gain or loss on changes in fair value of our derivative liabilities and certain other items. We believe that the inclusion or exclusion of certain recurring and non-recurring items provides a supplementary measure of our core operating results and permits useful alternative period-over-period comparisons of our operations but should not be viewed as a substitute for comparable GAAP measures.

4 The first quarter 2024 adjusted EBITDA loss includes $6.3 million of one-time payments related to the consummation of the Merger with Digital World Acquisition Corporation.